Exhibit 99.1

Contacts:

Paul Young 212-810-8142 Paul.Young@blackrock.com	Diane Henry 415-670-4567 Diane.Henry@blackrock.com

Issuance of new IAU (gold trust) shares temporarily suspended; existing shares to trade normally for retail and institutional investors on NYSE Arca and other venues

Suspension results from surging demand for gold, which requires registration of new shares

New York, March 4, 2016 – iShares Delaware Trust Sponsor LLC, in its capacity as the sponsor of iShares Gold Trust (IAU), has temporarily suspended the creation of new shares of IAU until additional shares are registered with the Securities and Exchange Commission (SEC).

This suspension does not affect the ability of retail and institutional investors to trade on stock exchanges. Retail and institutional investors will continue to be able to buy and sell shares in IAU.

IAU holds gold as a physical asset. IAU is an exchange-traded commodity (ETC), which therefore is not eligible for registration as an investment company under the ’40 Act. IAU may only be registered under the ’33 Act as a grantor trust. Under the ’33 Act, subscriptions for new shares in excess of those registered requires additional filings with the SEC.

Nearly all other U.S. iShares are exchange-traded funds (ETFs), registered as investment companies under the ’40 Act. The ’40 Act provides for the continuous offering of shares and does not require registration of additional shares as the fund grows due to investor demand in connection to new subscriptions.

Since the start of 2016, in response to global macroeconomic conditions, demand for gold and for IAU has surged among global investors. IAU has $8 billion in assets under management, and has expanded $1.4 billion year to date. February marked its largest creation activity in the last decade.

This surge in demand has led to the temporary exhaustion of IAU shares currently registered under the ’33 Act. We are registering new shares to accommodate future creations in the primary market by filing a Form 8-K to announce the resumption of the offering of new shares. The ability of authorized participants to redeem shares of IAU is not affected.

Authorized participants and other market makers have a range of existing tools to meet investor demand within normal settlement cycles, including existing holdings of IAU in inventory and use of hedging instruments to cover short positions. We expect that the filing of the 8-K will occur before the close of normal settlement cycles (six business days for registered market makers). This filing would enable resumption of normal creations.

* * *

Any forward-looking statements used herein are based on expectations of iShares at this time. Whether or not actual results and developments will conform to expectations and predictions of iShares, however, is subject to a number of risks and uncertainties, including general economic, market and business conditions, changes in laws or regulations or other actions made by governmental authorities or regulatory bodies, and other world economic and political developments. iShares undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

As with all securities, there may be increases in the spread quoted between offers to buy and sell shares. In addition, there could be a variation between the market price at which shares are traded and the shares' net asset value, which is also the price at which shares can be redeemed by authorized participants. The potential impact of either wider spreads between bid and offer prices, or reduced number of shares on which quotes may be available, could increase trading costs to investors.

About BlackRock

BlackRock is a global leader in investment management, risk management and advisory services for institutional and retail clients. At December 31, 2015, BlackRock’s AUM was $4.645 trillion. BlackRock helps clients around the world meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. As of December 31, 2015, the firm had approximately 13,000 employees in more than 30 countries and a major presence in global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com | Twitter: @blackrock_news | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock

About iShares

iShares is a global leader in exchange-traded funds (ETFs), with more than a decade of expertise and commitment to individual and institutional investors of all sizes. With over 700 funds globally across multiple asset classes and strategies and more than $1 trillion in assets under management as of December 31, 2015, iShares helps clients around the world build the core of their portfolios, meet specific investment goals and implement market views. iShares funds are powered by the expert portfolio and risk management of BlackRock, trusted to manage more money than any other investment firm.1

1 Based on $4.645 trillion in AUM as of 12/31/15.

iShares Gold Trust (the “Trust”) has on file a registration statement (including a prospectus) with the SEC to which this communication relates. Before you invest, you should read the prospectus and other documents the Trust has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iShares.com or EDGAR on the SEC website at www.sec.gov. Alternatively, the Trust will arrange to send you the prospectus if you request it by calling toll-free 1-800-474-2737.

Investing involves risk, including possible loss of principal. Because shares of the Trust are intended to reflect the price of the gold held by the Trust, the market price of the shares is subject to fluctuations similar to those affecting gold prices. Additionally, shares of the Trust are bought and sold at market price, not at net asset value ("NAV"). Brokerage commissions will reduce returns.

Shares of the Trust are intended to reflect, at any given time, the market price of gold owned by the Trust at that time less the Trust's expenses and liabilities. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by such shares. If an investor sells the shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price received for the shares. For a more complete discussion of the risk factors relative to the Trust, carefully read the prospectus.

Following an investment in shares of the Trust, several factors may have the effect of causing a decline in the prices of gold and a corresponding decline in the price of the shares. Among them: (i) Large sales by the official sector. A significant portion of the aggregate world gold holdings is owned by governments, central banks and related institutions. If one or more of these institutions decides to sell in amounts large enough to cause a decline in world gold prices, the price of the shares will be adversely affected; (ii) A significant increase in gold hedging activity by gold producers. Should there be an increase in the level of hedge activity of gold producing companies, it could cause a decline in world gold prices, adversely affecting the price of the shares; and (iii) A significant change in the attitude of speculators and investors towards gold. Should the speculative community take a negative view towards gold, it could cause a decline in world gold prices, negatively impacting the price of the shares.

Gold Spot Prices provided by The Bullion Desk. No warranty is given for the accuracy of these prices and no liability is accepted for reliance thereon. Prices are provided on a reasonable efforts basis and delays may occur both because of the delay in third parties communicating the information to the site and because of delays inherent in posting information over the internet. Prices shown are indicative only and do not represent actionable quotations on prices of actual trades.

The amount of gold represented by shares of the Trust will decrease over the life of the Trust due to sales of gold necessary to pay the sponsor's fee and trust expenses. Without increases in the price of gold sufficient to compensate for that decrease, the price of the shares will also decline, and investors will lose money on their investment. The Trust will have limited duration. The liquidation of the Trust may occur at a time when the disposition of the Trust's gold will result in losses to investors. Although market makers will generally take advantage of differences between the NAV and the trading price of Trust shares through arbitrage opportunities, there is no guarantee that they will do so. There is no guarantee an active trading market will develop for the shares, which may result in losses on your investment at the time of disposition of your shares. The value of the shares of the Trust will be adversely affected if gold owned by the Trust is lost or damaged in circumstances in which the Trust is not in a position to recover the corresponding loss. The Trust is a passive investment vehicle. This means that the value of your shares may be adversely affected by Trust losses that, if the Trust had been actively managed, might have been avoidable.

Shares of the Trust are not deposits or other obligations of or guaranteed by BlackRock, Inc., and its affiliates, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The sponsor of the Trust is iShares Delaware Trust Sponsor LLC (the “Sponsor”). BlackRock Investments, LLC ("BRIL"), assists in the promotion of the Trust. The Sponsor and BRIL are affiliates of BlackRock, Inc.

Although shares of the iShares Gold Trust may be bought or sold on the secondary market through any brokerage account, shares of the Trust are not redeemable from the Trust except in large aggregated units called "Baskets". Only registered broker-dealers that become authorized participants by entering into a contract with the sponsor and the trustee of the Trust may purchase or redeem Baskets.

All references to LBMA Gold Price are used with the permission of ICE Benchmark Administration Limited and have been provided for informational purposes only. ICE Benchmark Administration Limited accepts no liability or responsibility for the accuracy of the prices or the underlying product to which the prices may be referenced.

©2016 BlackRock. All rights reserved. iSHARES and BLACKROCK are registered trademarks of BlackRock. All other marks are the property of their respective owners.

Not FDIC Insured • No Bank Guarantee • May Lose Value